SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 2, 2009

STATION CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 2, 2009, Station Casinos, Inc. (the “Company”) entered into a forbearance agreement (the “Note Forbearance Agreement”) with the holders (the “Holders”) of a majority in principal amount of each of the 6% Senior Notes due 2012 (the “2012 Senior Notes”), 7¾% Senior Notes due 2016 (the “2016 Senior Notes”), 6½% Senior Subordinated Notes due 2014 (the “2014 Subordinated Notes”), 6 7/8% Senior Subordinated Notes due 2016 (the “2016 Subordinated Notes”) and 6 5/8% Senior Subordinated Notes due 2018 (the “2018 Subordinated Notes” and, together with the 2012 Senior notes, the 2016 Senior Notes, the 2014 Subordinated Notes and the 2016 Subordinated Notes, the “Notes”). In connection with the Note Forbearance Agreement, the Company extended the Voting Deadline (as defined in Station’s solicitation statement, dated February 3, 2009) to 5:00 p.m., New York City time, on April 10, 2009, unless otherwise extended, in its solicitation of acceptances from eligible institutional holders of its Notes.  In addition, on March 2, 2009, the Company also entered into a forbearance agreement with the lenders (the “Lenders”) holding a majority of the commitments under its Credit Agreement dated as of November 7, 2007 (the “Credit Forbearance Agreement” and together with the Note Forbearance Agreement, the “Forbearance Agreements” and, individually, each a “Forbearance Agreement”).

Pursuant to the terms of the Note Forbearance Agreement, the holders of Notes party thereto agreed to waive certain events of default specified therein during the Forbearance Period (as defined hereinafter) and forbear during the Forbearance Period from the exercise of remedies with respect to such events of default, including (i) the failure by the Company to pay the interest due and payable under the 2016 Senior Notes on February 15, 2009 on or prior to March 17, 2009, (ii) the failure to pay the interest due and payable under the 2014 Subordinated Notes on February 1, 2009 on or prior to March 3, 2009, (iii) the failure to pay the interest due and payable under the 2016 Subordinated Notes on March 1, 2009 on or prior to March 31, 2009, and (iv) any event of default arising as a result of the occurrence of a default under the Company’s Completion Guaranty dated October 7, 2007, arising by reason of a demand for performance by the Company thereunder or a cross default thereunder to the Credit Agreement for Aliante Gaming LLC dated October 7, 2007 (the “Specified Events of Default”).  The “Forbearance Period” means the period of time commencing on March 2, 2009 and ending on the earlier of April 15, 2009 and the date on which the applicable Forbearance Agreement terminates.

The Note Forbearance Agreements are subject to termination upon the occurrence of specified events, including (i) the termination of the Credit Agreement Forbearance or acceleration of the maturity of any obligations under the Credit Agreement, (ii) the occurrence of an Event of Default under the Indentures (other than the Specified Events of Default), (iii) the filing of a bankruptcy case by or against the Company or any of its subsidiaries, other than the filing of an involuntary bankruptcy petition against the Company or any of its subsidiaries by the Holders that are party to the Forbearance Agreement, (iv) revocation, denial, failure to renew or suspension of any license or permit covering any casino or gaming facility of the Company or any of its subsidiaries, (v) any action by the Company outside the ordinary course of business that gives rise to a change in the classification or treatment of the Company for federal, state or local tax purposes or materially adversely affects the tax attributes of the Company, (vi) commencement of certain legal proceedings which would restrict, restrain or enjoin the trustee under the Indentures or the Holders from enforcing their rights under the Indentures or Notes and (vii) a breach by the Company of the Note Forbearance Agreement.  In addition, pursuant to the terms of the Note Forbearance Agreement, the Company agreed to covenants limiting its ability to incur debt, make dividends and investments, transfer assets, redeem equity interests, prepay indebtedness and engage in transactions outside the ordinary course of business during the Forbearance Period.

Pursuant to the terms of the Credit Forbearance Agreement (i) the Lenders have agreed to grant a limited waiver with respect to the failure of the Company to comply with the financial covenants contained in the Credit Agreement as of December 31, 2008, (ii) the Lenders have agreed to forbear from exercising their default-related rights, remedies, powers and privileges (x) against the Company and the stockholders of the Company through April 15, 2009, and (y) against certain subsidiaries of the Company that guarantied the Company’s Credit Agreement through October 10, 2009 (each, a “Subsidiary”, and collectively, the “Subsidiaries”) and the stockholders of the Company (collectively, the “Stockholders”, and together with the Company and the Subsidiaries, the “Credit Parties”) with respect to certain potential, future or existing events of default under the Credit Agreement

Specifically, the Lenders have agreed to forbear, during the Forbearance Period, from exercising remedies against the Subsidiaries with respect to the following potential, future or existing events of default under the Credit Agreement: (i) any failure of the Company and its Subsidiaries to comply with the financial covenants for the periods ending March 31, 2009, June 30, 2009 or September 30, 2009; (ii) any failure to pay regular scheduled interest payments with respect to the Notes when and as due; (iii) any failure of the Company to furnish certain periodic reports required pursuant to the indentures; (iv) the filing of a case by the Company or the Stockholders under Chapter 11 of the Bankruptcy Code; and (v) the occurrence of a default under the Company’s Completion Guaranty, dated October 7, 2007, arising by reason of a demand for performance by the Company thereunder or a cross default thereunder to the Aliante Credit Agreement.

The Credit Forbearance Agreement will terminate as to the Company and the Stockholders  upon commencement of either a voluntary or an involuntary  case under Chapter 11 of the Bankruptcy Code by any of the Credit Parties.  The bankruptcy of the Company and the Shareholders will not terminate forbearance as to the Subsidiaries.  The Credit Forbearance Agreement will terminate as to the Subsidiaries upon the occurrence of one of the following:  (i) a default under the Credit Agreement not mentioned in the preceding paragraph; (ii) an interest payment is made on account of the Notes; (iii) the Note Forbearance Agreement terminates without the Company and the Shareholders being in a Chapter 11 case; (iv) no cash collateral stipulation is agreed to, or a default occurs under such stipulation; (v) the occurrence of a material adverse effect as to the Subsidiaries.

The Credit Forbearance Agreement also implements several amendments to the Credit Agreement, including the following:  (i) the interest rate for all loans is being increased by two percent per annum, to LIBOR plus 4.5% or prime plus 3.5%; (ii) a floor of LIBOR plus one percent has been placed under the prime rate interest rate option; (iii) all interest and fees are now payable monthly; (iv) the audit report and opinion for the fiscal year 2008 financial report may contain a “going concern” or similar qualification; and (v) the Credit Agreement will be identified as designated senior indebtedness under the indenture for the senior subordinated notes.

A copy of each Forbearance Agreement, without exhibits, is attached to this Current Report on Form 8-K as exhibits and are incorporated by reference as though fully set forth herein. The foregoing summary description of the Forbearance Agreements is not intended to be complete and is qualified in its entirety by the complete text of the Forbearance Agreements. The Forbearance Agreements are filed in this Form 8-K to provide information regarding their terms and are not intended to provide any other factual information about the Company.

A press release announcing the execution of the Forbearance Agreements was issued on March 2, 2009.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

10.1

Forbearance Agreement With Respect to Station Casinos, Inc. 6% Senior Notes due 2012, 7 3/4% Senior Notes due 2016, 6 1/2% Senior Subordinated Notes due 2014, 6 7/8% Senior Subordinated Notes due 2016 and 6 5/8% Senior Subordinated Notes due 2018, dated as of March 2, 2009 by and among the Company and the noteholders party thereto

10.2

Forbearance Agreement; Waiver and First Amendment to the Credit Agreement, dated as of March 2, 2009 by and among the Company, certain subsidiaries of the Company, FCP Holdings, Inc., Fertitta Partners LLC, FCP Voteco, LLC, Deutsche Bank Trust Company Americas, as administrative agent and the lenders party thereto

99.1	Text of press release, dated March 2, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: March 2, 2009	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

10.1

Forbearance Agreement With Respect to Station Casinos, Inc. 6% Senior Notes due 2012, 7 3/4% Senior Notes due 2016, 6 1/2% Senior Subordinated Notes due 2014, 6 7/8% Senior Subordinated Notes due 2016 and 6 5/8% Senior Subordinated Notes due 2018, dated as of March 2, 2009 by and among the Company and the noteholders party thereto

10.2

Forbearance Agreement; Waiver and First Amendment to the Credit Agreement, dated as of March 2, 2009 by and among the Company, certain subsidiaries of the Company, FCP Holdings, Inc., Fertitta Partners LLC, FCP Voteco, LLC, Deutsche Bank Trust Company Americas, as administrative agent and the lenders party thereto

99.1	Text of press release, dated March 2, 2009